UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 4, 2013
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c), (e)
On December 4, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DuPont Fabros Technology, Inc. (the “Company”), increased the compensation of Jeffrey H. Foster in connection with his appointment by the Board to become the Company’s Executive Vice President and Chief Financial Officer. The Company previously filed a report on Form 8-K on November 13, 2013, to announce Mr. Foster’s appointment. Specifically, the Committee increased Mr. Foster’s annual base salary to $340,000, from $262,000. In addition, the Committee awarded Mr. Foster 8,728 shares of restricted common stock of the Company. These shares are subject to forfeiture until they vest, and are scheduled to vest ratably over a period of three years, on December 1, 2014, December 1, 2015 and December 1, 2016. The award is subject to the terms and conditions of a restricted stock award agreement, a form of which has been filed previously as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

December 10, 2013	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary